Exhibit 10.3

LOAN AGREEMENT

BETWEEN

AVICENA GROUP, INC.

AND

AVN ACQUISITION CORP.

LOAN AGREEMENT dated as of February 7, 2005 (the “Agreement”), between AVN Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Lender”), and Avicena Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall borrow from the Lender, and the Lender shall lend to the Company, $500,000 in exchange for the Company’s 8% Notes (as defined below);

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS

1.1 “CLOSINGS” shall mean the closings of the purchase and sale of the Notes pursuant to Section 2.1.

1.2 “CLOSING DATES” shall mean the dates on which all conditions to the Closings have been satisfied (as defined in Section 2.1 hereof) and the Closings shall have occurred.

1.3 “DAMAGES” shall mean any loss, claim, damage, judgment, penalty, deficiency, liability, costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

1.4 “LETTER OF INTENT” means the letter of intent, dated as of January 25, 2005 between and among the Company, Corsair Advisors, Inc. and George Georgiou.

1.5 “MATERIAL ADVERSE EFFECT” shall mean any effect on the business, operations, properties, prospects, stock price or financial condition of the Company that is material and adverse to the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement or the Letter of Intent in any material respect.

1.6 “NOTES” shall mean the Company’s 8% Promissory Notes payable to the Lender, in the form of EXHIBIT A hereto.

1.7 “PERSON” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.8 “PURCHASE PRICE” shall mean the principal amount of the Notes.

1.9 “REGISTRATION STATEMENT” means the registration under the United States Securities Act of 1933, as amended, of the resale of shares of the Company’s common stock, to be issued in the merger of the Lender and the Company as contemplated by the Letter of Intent.

ARTICLE II.

PURCHASE AND SALE OF NOTES

2.1	INVESTMENT.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Lender agrees to purchase the Notes at the Purchase Price as follows:

(i) Upon execution of the Letter of Intent and delivery of a Note in the principal amount of $250,000, the Lender shall transfer or have transferred, on its behalf, to the Company immediately available funds in the amount of $250,000.

(ii) Upon filing of the Registration Statement and delivery of a second Note, also in the principal amount of $250,000, the Lender shall transfer or have transferred, on its behalf, to the Company immediately available funds in the amount of $250,000.

(b) Each Closing is subject to the satisfaction or waiver by the party sought to be benefited thereby of the following conditions:

(i) acceptance and execution by the Company and by the Lender of this Agreement;

(ii) all representations and warranties of the Lender contained herein shall remain true and correct as of each Closing Date (as a condition to the Company’s obligations);

(iii) all representations and warranties of the Company contained herein shall remain true and correct as of the Closing Date (as a condition to the Lender’s obligations);

(iv) the sale and issuance of the Notes shall be legally permitted by all laws and regulations to which the Lender and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement; and

(v) delivery of original fully executed Notes to the Lender;

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF LENDER

The Lender represents and warrants to the Company that:

3.1 AUTHORITY. This Agreement and has been duly authorized and validly executed and delivered by the Lender and is a valid and binding agreement of the Lender enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

3.2 ABSENCE OF CONFLICTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and compliance with the requirements hereof by the

Lender, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Lender or (a) violate any provision of any indenture, instrument or agreement to which Lender is a party or is subject, or by which Lender or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Lender to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Lender is subject or to which any of its assets, operations or management may be subject.

3.3 DISCLOSURE; ACCESS TO INFORMATION. The Lender has received all documents, records, books and other publicly available information pertaining to Lender’s investment in the Company that have been requested by the Lender.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Lender that, except as set forth on the Disclosure Schedule prepared by the Company and attached hereto:

4.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

4.2 AUTHORITY. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and to issue the Notes, pursuant to their respective terms, (ii) the execution, issuance and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement has been duly executed and delivered by the Company and at the Closings shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.3 NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of and payment of interest upon the Notes do not and will not (i) result in a violation of the Company’s Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any Federal, state or local law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under any Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Notes in accordance with the terms hereof; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Lender herein.

4.4 NO MATERIAL ADVERSE EFFECT. Since December 31, 2004, no Material Adverse Effect has occurred or exists with respect to the Company.

4.5 LITIGATION AND OTHER PROCEEDINGS. There are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

4.6 NO MISREPRESENTATION. The representations and warranties of the Company contained in this Agreement, as amended by the Disclosure Schedule do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V.

COVENANTS OF THE COMPANY

5.1 CORPORATE EXISTENCE; CONFLICTING AGREEMENTS. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement, the Letter of Intent, or under the Notes.

5.2 CONSOLIDATION; MERGER. Other than the merger contemplated by the Letter of Intent, the Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a “Consolidation Event”) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligations of the Company to the Lender pursuant to this Agreement and the Notes.

5.3 ISSUANCE OF NOTES. The sale of the Notes shall be made in accordance with the provisions and requirements of Section 4(2), 4(6) or Regulation D and any applicable state securities law. The Company shall make any necessary SEC and “blue sky” filings required to be made by the Company in connection with the sale of the Notes to the Lender as required by all applicable laws, and shall provide a copy thereof to the Lender promptly after such filing.

ARTICLE VI.

SURVIVAL; INDEMNIFICATION

6.1 SURVIVAL. The representations, warranties and covenants made by each of the Company and the Lender in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Dates.

6.2 INDEMNITY. (a) The Company hereby agrees to indemnify and hold harmless the Lender, its respective Affiliates and their respective officers, directors, partners and members (collectively, the “Lender Indemnitees”), from and against any and all Damages, and agrees to reimburse the Lender Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Lender Indemnitees and to the extent arising out of or in connection with:

(i) any misrepresentation, omission of fact or breach of any of the Company’s representations or warranties contained in this Agreement; or

(ii) any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the Notes.

(b) The Lender, hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the “Company Indemnitees”), from and against any and all Damages, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

(i) any misrepresentation, omission of fact, or breach of any of the Lender’s representations or warranties contained in this Agreement; or

(ii) any failure by the Lender to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement.

6.3 NOTICE. Promptly after receipt by either party hereto seeking indemnification pursuant to Section 6.2 (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to Section 6.2 is being sought (the “Indemnifying Party”) of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any

Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

All fees and expenses of the Indemnified Party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys’ fees and expenses) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

6.4 DIRECT CLAIMS. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in Article VII. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

ARTICLE VII.

CHOICE OF LAW; ARBITRATION

7.1 GOVERNING LAW/ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in Buffalo, New York and without regard to its principles of conflicts of laws. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the “AAA”) in Buffalo, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the “Board of Arbitration”) selected according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in Buffalo, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York unless the matter at issue is the corporation law of either party, in which event the Delaware General Corporation Law shall govern such issue. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be authorized and is hereby directed to enter a default judgment against any party failing to participate in any proceeding hereunder within the time periods set forth in the AAA rules. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorney’s fees, in connection with such arbitration. Any party shall be entitled to obtain injunctive relief from a court in any case where such relief is available, and the non-prevailing party to any such injunctive proceeding shall pay the expenses of the prevailing party, including reasonable attorney’s fees, in connection with such proceeding.

ARTICLE VIII.

ASSIGNMENT

8.1 ASSIGNMENT. Neither this Agreement nor any rights of the Lender or the Company hereunder may be assigned by either party to any other Person.

ARTICLE IX.

NOTICES

9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If addressed to the Company to:

Attn: Chief Executive Officer

228 Hamilton Avenue, Third Floor

Palo Alto, CA 94301

Fax: (415) 397-2898

with a copy to:

Sachnoff & Weaver, Ltd.

Attn: Lance Rodgers or Douglas Newkirk

10 South Wacker Drive, 40th Floor

Chicago, IL 60606

Fax: (312) 207-6400

if addressed to Lender, to:

AVN Acquisition Corp.

c/o Corsair Advisors, Inc.

497 Delaware Avenue

Buffalo, New York 14202

Fax: (716) 883-0061

ARTICLE X.

MISCELLANEOUS

10.1 COUNTERPARTS/ FACSIMILE/ AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

10.2 ENTIRE AGREEMENT. This Agreement and to the Note, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of the Notes are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

10.3 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

10.4 HEADINGS. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5 FINDER’S AND BROKER’S FEES. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Lender, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

10.6 PUBLICITY. The Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Lender, which shall not be unreasonably withheld nor delayed by more than two (2) business days from their receipt of such proposed release. No release shall name the Lender without its expressed consent.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

ATTEST:	AVICENA GROUP, INC.

By:
Name:	Name:
Title:	Title:
Address: 228 Hamilton Avenue, Third Floor Palo Alto, CA 94301

ATTEST:	AVN ACQUISITION CORP.

By:
Name:	Name:
Title:	Title:
Address: 497 Delaware Avenue Buffalo, New York 14202